UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 15, 2025, Hycroft Mining Holding Corporation (the “Company”) entered into Note Purchase and Sale Agreements (each, an “Agreement”) with each of the 17 current holders (each, a “Holder”) of the Company’s 10% Senior Secured Notes due 2027 (the “Purchased Notes”), including, but not limited to, certain funds affiliated with or managed by, Mudrick Capital Management, L.P, Whitebox Advisors, LLC, Highbridge Capital Management, LLC, and Aristeia Capital, LLC. Except for the outstanding principal balance and cash consideration amounts, all of the Agreements have substantially identical terms.

Pursuant to the Agreements, the Company agreed to repurchase the Purchased Notes from each Holder at a 9% discount to the outstanding principal balance and accrued interest. The Purchased Notes represent an aggregate outstanding principal balance of $120,817,011 plus accrued interest, and the aggregate cash consideration payable to the Holders is $110,386,797.

Upon the closing of the transactions contemplated by the Agreement (the “Closing”) and delivery of the consideration thereunder, all “Obligations” (as defined in the Agreement), including principal, accrued interest (including any paid-in-kind interest), fees and other amounts owing under the Purchased Notes, will be fully satisfied and discharged, and the Purchased Notes will be canceled in accordance with the Agreement.

The Agreements include customary representations, warranties and covenants for transactions of this type, mutual releases effective as of the Closing, and closing conditions that must be satisfied or waived. The Company agreed to reimburse the Holder for its reasonable and documented fees and expenses incurred in connection with the Agreement and the transactions contemplated thereby.

The Closing occurred on October 15, 2025.

The foregoing description of the Form of Note Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Note Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On October 15, 2025, the Company and its guarantor subsidiaries entered into a payout letter (the “Payout Letter”) with Sprott Private Resource Lending II (Collector), LP, as lender and Sprott Resource Lending Corp., as arranger, providing for repayment in full of all obligations under the Company’s Second Amended and Restated Credit Agreement, dated as of March 30, 2022 (as amended, the “Credit Agreement”).

Under the Payout Letter, the total payoff amount as of 2:00 p.m. (Toronto time) on October 15, 2025 (the “Payout Date”) was $15,096,700.19, consisting of $15,000,000 in principal, $63,987.50 in accrued interest and fees, and $32,712.69 in lender costs and expenses, with a per diem of $4,265.83 thereafter until paid in full. Upon the lender’s receipt of the full payoff amount and the executed Payout Letter, all obligations (other than certain continuing obligations) under the Credit Agreement were satisfied and discharged, the Credit Agreement was terminated, and all related liens and security interests were released. It does not affect the Sprott Royalty or related recorded instruments, which remain in full force and effect.

The Company paid the full payoff amount on October 15, 2025.

The foregoing description of the Payout Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 16, 2025, the Company issued a press release announcing that it made payments totaling $125.5 million to fully extinguish its remaining debt, including accrued interest. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Note Purchase and Sale Agreement, dated October 15, 2025
10.2	Payout Letter, dated October 15, 2025
99.1	Press Release dated October 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2025	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel